UNITED STATES
		SECURITIES AND EXCHANGE COMMISSION
			Washington, D.C. 20549



			     SCHEDULE 14A


	Proxy Statement Pursuant to Section 14(a) of the Securities
		Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x] Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[x]	 Preliminary Proxy Statement
[  ]	Confidential, for Use of the Commission Only (as permitted by
	 Rule 14a-6(e)(2))
[  ]	Definitive Proxy Statement
[  ]	Definitive Additional Materials
[  ]      	Soliciting Material Pursuant to 240.14a-12


			Film Roman, Inc.
__________________________________________________________
		(Name of Registrant as Specified In Its Charter)


__________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]	 No fee required.
[  ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
	and 0-11.


1)	Title of each class of securities to which transaction applies:

_________________________________________________________

2)	Aggregate number of securities to which transaction applies:

_________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_________________________________________________________

4)	Proposed maximum aggregate value of transaction:

_________________________________________________________

5)	Total fee paid:

_________________________________________________________



[  ]	Fee paid previously with preliminary materials.
[  ]	Check box if any part of the fee is offset as provided by Exchange
	 Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the
	date of its filing.


1)	Amount Previously Paid:

_________________________________________________________

2)	Form, Schedule or Registration Statement No.:

_________________________________________________________

3)	Filing Party:

_________________________________________________________

4)	Date Filed:

_________________________________________________________

			FILM ROMAN, INC.

			       ----------------

	NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
		         To Be Held ________, 2001

			        ----------------

TO OUR STOCKHOLDERS:

	The Board of Directors of Film Roman, Inc. (the "Company") cordially invites you to attend a special meeting of stockholders to be held at 12020 Chandler Blvd. Suite 200 North Hollywood CA, 91607 on _______,
2001 at ______, Pacific Time. At the special meeting, you will be asked to carefully consider and act upon the following matters:

1.	The approval of the Stock Purchase Agreement and the issuance
	 and sale of Common	 Stock (collectively the "Transaction with
	Pentamedia");

2.	The election of nine directors;

3.	The approval of the Amended and Restated Certificate of
	Incorporation; and

4.	The approval of the elimination of the Rights Plan; and

5.	Such other business, if any, as may properly come before the
	special meeting or any of its adjournments or postponements.

	Only stockholders of record of the common stock of the Company at the close of business on __________ are entitled to notice of, and to vote at, the special meeting and any of its adjournments or postponements.

	The proposals to be considered and voted upon at the special meeting are of great importance to your investment and the future of the Company. In particular, your Board of Directors believes that the approval of the Transaction with Pentamedia will increase the Company's ability to grow, enhance its competitive position and provide it with the capital necessary to enable it to execute its business plans.

	All stockholders are invited to attend the special meeting in person. However, to ensure your representation at the special meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the special meeting may vote in person, even though he or she has returned a Proxy.
	BY ORDER OF THE BOARD OF DIRECTORS

				/s/ Dixon Q. Dern
				Dixon Q. Dern
				Secretary

				North Hollywood, California
				_________, 2001

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING,
PLEASE COMPLETE,DATE, SIGN AND RETURN THE ACCOMPANYING
 PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF
 YOU ARE A STOCKHOLDER OF RECORD AND DO ATTEND THE
MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND
VOTE YOUR SHARES IN PERSON.

		FILM ROMAN, INC.
		12020 Chandler Boulevard, Suite 300
		North Hollywood, CA 91607

		        ----------------

		PROXY STATEMENT

		        ----------------

	SPECIAL MEETING OF STOCKHOLDERS
		To Be Held _______, 2001

	This Proxy Statement is mailed to stockholders on or about
___________.

	This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Film
 Roman, Inc., a Delaware corporation ("Film Roman" or the "Company"), for use at the Special Meeting of Stockholders (the "Special Meeting") to be held at _________________on _________, 2001 at______, local time, and at any of its adjournments or postponements, for the purposes set forth herein and in the attached Notice of Special Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the
 Special Meeting, which you may use to indicate your vote on the proposals described in this Proxy Statement.

	At the Special Meeting, the stockholders of the Company will vote upon (i) the approval of the Stock Purchase Agreement and the issuance and sale of Common Stock (collectively the"Transaction with Pentamedia"); (ii) the election of nine Directors to the Board; (iii) the approval of the Amended and Restated Certificate of Incorporation; (iv) the
 approval of the elimination of the Rights Plan; and (v) such other business, if any, as may properly come before the Special Meeting or any of its adjournments or postponements.

	All Proxies which are properly completed, signed and returned to the Company prior to the Special Meeting, and which have not been revoked, will, unless otherwise directed by the stockholder, be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or, with respect to stockholders of record, by attending the Special Meeting and expressing a desire to vote his or her shares in person.

	The close of business on _______, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. At the record date, 8,565,190 shares of Common Stock, par value $.01 per share (the "Common Stock"), were outstanding. The
 Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Special Meeting. A stockholder is entitled to cast one vote for each share held of record on the record date on all matters to be considered at the Special Meeting. The presence at the Special
 Meeting, in person or by proxy, of a majority of the shares of the Common Stock issued and outstanding on _______, 2001, will constitute a quorum.

	Abstentions and broker non-votes will be included in the number of shares present at the Special Meeting for the purpose of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted either as votes cast for or against such matters. The nine director nominees shall be elected by a plurality of the votes of the shares present or represented by proxy at the Special Meeting and entitled to vote on the election of directors. The Amended and Restated Certificate of
 Incorporation will require the affirmative vote of sixty-six and two-thirds (66 2/3) of the outstanding shares of Common Stock.

Summary

	The following is a summary of certain significant matters discussed elsewhere in this Proxy Statement. This summary should be read in conjunction with the more detailed information appearing, or incorporated by reference, in this Proxy Statement and the attached exhibits and annexes. You are urged to read this Proxy Statement (including the documents incorporated by reference) and the attached exhibits and annexes in their entirety. Unless otherwise stated, the numbers of shares and percentage of shares described in this Proxy Statement are as of January 31, 2001.

	This Proxy Statement contains forward-looking statements that involve risks and uncertainties. The words "believe," "anticipate,"
"expect," "estimate," "intend," and similar expressions identify forward-looking statements. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors.

Film Roman

	Film Roman develops, produces and distributes a wide range of television programming for the television network, cable television, first-run domestic syndication and international markets.  In 1998, the Company expanded its operations to include, on a limited basis, the development and production of feature-length theatrical motion pictures. The Company was founded in 1984 and has grown into one of the leading independent animation studios in the world.

Pentamedia

	Pentamedia Graphics, Ltd., ("Pentamedia") is one of the entertainment graphic majors of the world, catering to the animation and special effects industry worldwide. With stocks listed on the major stock exchanges of India and in the London-SEAQ and Luxembourg, Pentamedia
 has been ranked No. 3 in the world by the Roncarelli Report of the Global Animation Industry. Pentamedia is a global animation studio. Its production of computer animation and graphics is headquartered in Indiabut works in conjunction with its offices in Manila and Singapore. Pentamedia has offices in Hollywood, Cerritos, Manila, Tokyo and London. Pentamedia's
U.S. address is 12750 Center Court Drive, # 400 Cerritos, California 90703.

General

	Film Roman has agreed to issue and sell to Pentamedia, and Pentamedia has agreed to purchase from Film Roman, 12,847,785 shares of Common Stock for an aggregate price of Fifteen Million Dollars $15,000,000).
 Pentamedia will also receive a warrant to purchase additional shares of Common Stock, which will serve to keep Pentamedia's ownership at 60% if stock options outstanding at the time of purchase are subsequently exercised.

Purpose and Effect of the Transaction

	Film Roman's primary purposes for consummating the transaction are providing Film Roman with significant increased cash resources and providing Film Roman with potential strategic benefits. Following the consummation of the transaction, Pentamedia will own 12,847,785 shares of Common Stock. This will represent approximately sixty percent (60%) of the voting shares of Film Roman and approximately sixty percent (60%) of the outstanding common shares. Pentamedia will also receive a warrant to purchase additional shares of common stock, which will keep their ownership at sixty percent (60%) if stock options outstanding at the time of purchase are subsequently exercised. Additionally, Pentamedia will have the right to nominate five directors of Film Roman. For a period of three years following the closing of the Transaction with Pentamedia, the current Film Roman directors, or their successors, will have the right to nominate four directors. Pentamedia's share ownership will be sufficient to enable it to control the vote on most matters submitted to a vote of the public stockholders.

Board of Directors

	Immediately prior to the Special Meeting, the entire Board of Directors of Film Roman will resign. At the Special Meeting, the stockholders will elect the new Board of Directors, which will be comprised of the nominees listed below. Pursuant to the Stock Purchase Agreement and the Investor Rights Agreement, Pentamedia will have the right to nominate five directors and Film Roman will have the right to nominate four directors. For a period of three years following the closing of the
 Transaction with Pentamedia, Pentamedia is obligated to vote its shares in favor of the four directors nominated by the current Film Roman Directors, or their successors, who will remain on the Board.

THE SPECIAL MEETING

Date, Time and Place

	This special meeting is scheduled to be held on _________, 2001, at __________ local time, at 12620 Chandler Blvd. Suite 200 North Hollywood CA 91607.

Purpose

	At the Special Meeting the holders of the Common Stock will be asked to consider and vote upon each of the following matters.

(1) the approval of the Transaction with Pentamedia; (2) the election of nine directors; (3) the approval of the Amended and Restated Certificate of
Incorporation; and (4) the elimination of the rights plan.

THE BOARD OF DIRECTORS HAS VOTED FOR AND APPROVED THE
ABOVE PROPOSALS AND RECOMMENDS A VOTE FOR APPROVAL OF
 THE ABOVE PROPOSALS AND THE ELECTION OF THE NINE
NOMINEES FOR DIRECTOR SET FORTH HEREIN BY THE
STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING.

Record Date

	The Board of Directors has fixed the close of business on ______, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the Special Meeting. On the record date, there were issued and outstanding 8,565,190 shares of Common Stock. Each holder of Common Stock entitled to vote at the Special Meeting will be entitled to one vote per share, either in person or by proxy, on each matter presented at the Special Meeting.

Quorum

	The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Special Meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Proxies

	The enclosed proxy provides that you may specify that your
shares be voted FOR, AGAINST or ABSTAIN from voting with respect to the election of directors and each of the proposals. All shares of Common Stock represented by properly executed proxies received prior to or at the
Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Properly executed proxies that do not contain voting instructions will be voted FOR approval of the election of each director nominee and FOR approval of each of the other proposals, provided that the stockholder is the recordholder for the shares.
Stockholders are urged to mark the box on the proxy to indicate how their
 Common Stock is to be voted. It is not expected that any matter other than those referred to in this Proxy Statement will be brought before the Special
Meeting.  If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their own judgment with respect to such matters, unless authority to do so is withheld in the proxy.
 A duly executed proxy is irrevocable if it states that it is irrevocable and only as long as it is coupled with an interest sufficient in law to support an irrevocable power. Any stockholder who executes and returns a proxy may revoke such proxy in writing at any time before it is voted at the Special Meeting by: (1) filing with the Secretary of Film Roman at 12020 Chandler Boulevard, Suite 300, North Hollywood, CA 91607, written notice of such revocation bearing a later date than the proxy or a subsequent later dated and signed proxy relating to the same shares; or (2) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy).

Proxy Solicitor

	The cost of this solicitation of proxies will be borne by Film Roman. Film Roman's directors, officers, and regular employees may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specifically compensated for such services.
			7

			PROPOSAL 1
		TRANSACTION WITH PENTAMEDIA

	At the Special Meeting, you are being asked to vote in favor of Proposal 1 to approve:

	A.  The Stock Purchase Agreement between Film Roman and
	Pentamedia; and

	B.  The issuance and sale of 12,847,785 shares of Common Stock;

	If the proposed transactions are approved by the stockholders, Pentamedia will beneficially own common stock representing approximately 60% of the voting power of Film Roman's outstanding securities and approximately 60%  of Film Roman's shares of common stock as of January
 31, 2001, and Pentamedia will hold a warrant which will enable Pentamedia to keep its ownership at 60% if stock options outstanding at the time of purchase are subsequently exercised.

Background of the Transaction

	Throughout 1999, officers of Film Roman, in consultation with the Board of Directors, began to explore the possibility of raising additional capital through a strategic alliance with one or more companies. During that time, the Board of Directors received an offer regarding a possible merger with a production and distribution company. The company suggested that the two companies combine in a stock for stock merger.
 The Board of Directors considered this offer and concluded that the valuation that the deal placed on Film Roman was too low. Because of the low valuation placed on Film Roman, the Board of Directors rejected this proposal.

	Subsequent to this meeting, in June of 2000, officers of Film
 Roman met with The Seidler Companies, an investment banking firm, to discuss strategic financial planning and potential sources of new capital. Officers of Film Roman conducted two other meetings with The Seidler Companies to explore these options, but no action was taken.

	On June 18, 2000, Film Roman entered into a non-exclusive agreement with the William Morris Agency whereby William Morris would present potential strategic alliances to Film Roman. In addition to William Morris, Film Roman also employed various other finders to pursue possible foreign investors. In June of 2000, individuals at William Morris suggested Pentamedia as a possible strategic partner. On July 28, there was an initial meeting between officers of Film Roman and officers of Pentamedia. Over the next two months, officers of Film Roman, in consultation with the Board of Directors, held several meetings with officers of Pentamedia to discuss a possible strategic relationship between the two companies. The Chief Executive Officer of Pentamedia, Chandrasekaran Venkatraman, was present at some of these meetings, as was the Chief Executive Officer of Film
 Roman. On August 29, Pentamedia communicated the terms of a possible transaction to officers of Film Roman by means of an offer letter. After consultation with the officers, the Board of Directors determined that the offer was not beneficial to Film Roman because the offer placed too low a valuation on Film Roman. Because of this low valuation, the Board of Directors rejected the August 29 offer.

	On September 28, during a meeting with officers of Film Roman, officers of Pentamedia verbally communicated the terms of another proposal. Pentamedia offered to purchase newly issued shares of Common
 Stock amounting to 51% of the outstanding stock of Film Roman in exchange for Fifteen Million Dollars ($15,000,000) in cash. Following receipt of this offer, negotiations ensued between John Hyde, Dixon Dern and senior management of Pentamedia. The two companies conducted several meetings during the period from October 8 and October 11 at which executives from Pentamedia from India were present, including the Chief Operating Officer, Srinivasan Krishnamurthy.

	During this period, a senior officer of a Stan Lee Media Inc., a public entertainment company approached the Chief Executive Officer of
 Film Roman, John Hyde, and requested a meeting to discuss a possible merger. Mr. Hyde suggested that the officer submit any merger proposal directly to the Board of Directors. Following this, an offer for a possible merger transaction was submitted to the Board of Directors. Stan Lee Media Inc. proposed a stock for stock merger that valued Film Roman at between Ten and Fourteen Million Dollars ($10,000,000-$14,000,000).

	On October 11, the Board of Directors of Film Roman met to discuss both proposals. At this meeting, legal counsel for Film Roman provided analysis of both offers. The merits of each transaction were carefully considered. The Board of Directors noted that Pentamedia proposed a cash transaction while Stan Lee proposed a stock transaction.
 The Board of Directors also noted that the Pentamedia transaction placed a much higher valuation on Film Roman. After this discussion, Mr. Hyde excused himself from the room while the Board came to a decision. The
 Board then decided to enter into the Transaction with Pentamedia. The reasons given for rejecting the other proposal were the financial condition of Stan Lee Media Inc., the cash nature of the Pentamedia transaction and the low valuation that Stan Lee Media Inc. put on Film Roman. Following this decision, the Board of Diretors authorized the execution of a letter of intent with Pentamedia.

	In the weeks following the execution of a non-binding letter of intent between the two companies, Film Roman's stock price suffered a significant decline. Due to the lowered stock price, Film Roman went through a delisting process with the NASDAQ Stock Market and was subsequently delisted. As a result of the lowered stock price and the decreased liquidity resulting from the Company's stock no longer being listed on the NASDAQ Small Cap Market, the Transaction with Pentamedia was renegotiated. The Board of Directors questioned the officers of the Company regarding other possible financing options. The Board also consulted with the Company's accountants and legal counsel. Following these discussions, the Board of Directors agreed to the consummation of the Transaction with Pentamedia, with Pentamedia's proposed ownership raised from 51% to 60%.

The Purchase Agreement

	Film Roman has agreed to issue and sell to Pentamedia and Pentamedia has agreed to purchase from Film Roman 12,847,785 shares of
 Common Stock for an aggregate purchase price of Fifteen Million Dollars ($15,000,000). Pentamedia will also receive a warrant to purchase additional shares of Common Stock, which will keep Pentamedia's ownership at 60% if stock options outstanding at the time of purchase are subsequently exercised.

Use of Proceeds

	Film Roman will use the proceeds of the Transaction with Pentamedia to expand its presence in proprietary markets in both animation and live action and for general corporate purposes. Film Roman currently does not plan to use the proceeds of the Transaction with Pentamedia to make any acquisitions.

The Investor Rights Agreement

	In connection with the Transaction with Pentamedia, Film Roman and Pentamedia will enter into an Investor Rights Agreement. Pursuant to the Investor Rights Agreement, for a period of three years following the closing of the Transaction with Pentamedia, Pentamedia is required to vote its shares of Film Roman in favor of the preexisting Film Roman directors and any successor director nominated by those preexisting directors. Pentamedia will have discretion with regard to the nomination of the remaining five directors. The Investor Rights Agreement also gives Pentamedia certain rights to demand that Film Roman effect registrations, pursuant to the Securities Act of 1934, as amended, of all or some of the shares of Common Stock purchased by Pentamedia and to have such shares included in other registrations otherwise effected by Film Roman.

The Rights Plan

	On August 21, 1998, the Board of Directors put into place a Rights Plan. The purpose of the Rights Plan was to deter the possible acquisition of Film Roman in a transaction unfavorable to Film Roman shareholders as determined by the Board of Directors. If such an acquisition were imminent, then pursuant to the Rights Plan, Film Roman would issue preferred stock, which would dilute the value of the shares purchased by the acquirer. The Board of Directors has amended the Rights Plan so that the Transaction with Pentamedia does not trigger the issuance of preferred stock. The Board of Directors is also recommending the elimination of the Rights Plan in Proposal 4.

Regulatory Matters

	There are no United States regulatory requirements which could serve as an impediment to the Transaction with Pentamedia. Pentamedia is seeking approval for the transaction from the Reserve Bank of India and Pentamedia believes that such approval will be granted. If the Reserve Bank of India does not approve the Transaction with Pentamedia, then Pentamedia will not be permitted to transfer the $15,000,000 and the Transaction with Pentamedia will be rescinded.

Required Vote

	The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Special Meeting is required to approve this Proposal 1.

Board Composition

	In connection with the execution of the Stock Purchase
Agreement and the Investor Rights Agreement, Pentamedia will have the right to nominate persons to the Film Roman's Board of Directors as provided below. Pentamedia will have the right to nominate five directors and the current Film Roman directors will nominate four directors.
  Immediately before the Special Meeting, all current directors will resign from the Board. At the Special Meeting, Film Roman stockholders will then elect the nine directors. The nine director nominees are listed below.

			PROPOSAL 2

Election of (a) Chandrasekaran Venkatraman, Srinivasan Krishnamurthy, T.V. Krishnamurthy, Venky Raman, ____________, and (b) John Hyde,
Robert Cresci, Dixon Q. Dern and Phil Roman to the Board of Directors.

	The Bylaws of the Company, as amended to date, provide that the Board of Directors shall consist of no fewer than six and no more than nine directors, with the number to be set by resolution of the Board of Directors. Pursuant to the Stock Purchase Agreement, the current Film Roman directors will nominate four candidates and Pentamedia will nominate five candidates. All current directors will resign their post immediately preceding the Special Meeting. The Board will then be elected at the Special Meeting pursuant to the Amended and Restated Certificate of Incorporation. Each director will serve a term of one year.

	Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If the nominees are unable or unwilling to serve as a director at the time of the Special Meeting or any of its postponements or adjournments, the Proxies will be voted for such other nominees as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that the nominees will be unable or unwilling to serve if elected as a director.

	The Board of Directors proposes the election of the following nominees as directors:

	Chandrasekaran Venkatraman, Srinivasan Krishnamurthy, T.V. Krishnamurthy, Venky Raman, ___________, John Hyde, Robert Cresci, Dixon Q. Dern and Phil Roman.

	If elected, Chandrasekaran Venkatraman is expected to serve until the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

	If elected, Srinivasan Krishnamurthy is expected to serve until the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

	If elected, T.V. Krishnamurthy is expected to serve until the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

	If elected, Venky Raman is expected to serve until the 2002
Annual Meeting of Stockholders and until his successor is duly elected and qualified.

	If elected, _________ is expected to serve until the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

	If elected, John Hyde is expected to serve until the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

	If elected, Robert Cresci is expected to serve until the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

	If elected, Dixon Q. Dern is expected to serve until the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

	If elected, Phil Roman is expected to serve until the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

	The Board of Directors Unanimously recommends a vote "FOR" the election of Chandrasekaran Venkatraman as a Director.

	The Board of Directors Unanimously recommends a vote "FOR" the election of Srinivasan Krishnamurthy as a Director.

	The Board of Directors Unanimously recommends a vote "FOR" the election of T.V. Krishnamurthy as a Director.

	The Board of Directors Unanimously recommends a vote "FOR" the election of Venky Raman as a Director.

	The Board of Directors Unanimously recommends a vote "FOR" the election of _________ as a Director.

	The Board of Directors Unanimously recommends a vote "FOR" the election of John Hyde as a Director.

	The Board of Directors Unanimously recommends a vote "FOR" the election of Robert Cresci as a Director.

	The Board of Directors Unanimously recommends a vote "FOR" the election of Dixon Q. Dern as a Director.

	The Board of Directors Unanimously recommends a vote "FOR" the election of Phil Roman as a Director.

Information with Respect to Nominee and Continuing Directors

	The following table sets forth certain information with respect to the nominees for director of the Company as of January 31, 2001:


			Year First
			Elected or
			Appointed
Name		Age	a Director		Principal Occupation
-------		-----	--------------	----------------------------
Nominees:

Chandrasekaran	49			Chandrasekaran Venkatraman, is Chairman & Managing
Venkatraman				Director of Pentamedia. Dr. Chandrasekaran holds a
					Master's in Engineering degree in Computer Science and
					has worked in the United States for several years.  He
					 has 26 years of experience on systems analysis, design,
					programming and implementation for commercial and
					engineering applications and proven expertise in
					software systems for Radio Stations, Television Stations
					and Multimedia applications.  In India, he also has been
					involved in the development of application software.
					  With the	liberalization of the Indian economy and
					attendant support to software export activities, he
					decided to take the Company public and build up
					Pentafour Software through associates located primarily
					 in the United States and the Far East.
Srinivasan 	48			Srinivasan Krishnamurthy joined Pentamedia in 1995
Krishnamurthy				and has over 26 years of experience in the power sector,
					corporate planning and in providing turnkey services,
					software project management and business
					development.  Prior to joining Pentamedia, Mr.
					 Srinivasan held the position of Deputy General
					Manager of Deutsch Bobcok, a Siemens Group
					 Company in India from 1989 to 1995; Divisional Head
					of power plant division of Essar Steel from 1987 to 1989
					and was with BHEL, India from 1974 to 1987.  Mr.
					Srinivasan graduated from Anna University, Chennai
					with a B.E. in mechanical engineering.
</TABLE
			12




			Year First
			Elected or
			Appointed
Name		Age	a Director		Principal Occupation
-------		-----	--------------	----------------------------
Nominees
Continued:
T.V. Krishnamurthy	51			Mr. T.V. Krishnamurthy, joined Pentasoft Technologies
					Ltd., in April 2000 as Director and has 30 years of
					professional experience in Commercial & Investment
					banking and Corporate Planning.  Prior to joining
					Pentasoft, Mr. Krishnamurthy held the position of
					Managing Director of Modandola Group, Nigeria from
					1999 to 2000; Chief  Executive of Al-Ahilia Portfolio
					Securities, Oman from 1995 to 1999; the position of
					Deputy Managing Director in Times Guarantee
					Financials Limited, India and the position of President
					in Time Asset Management, India between 1991-1995
					and Chief Executive of India Securities Limited, India,
					a Essar Group Company from 1989 to 1991 and various
					senior positions in Canara Bank from 1970 to 1989.  Mr.
					Krishnamurthy graduated from University of Madras
					with a Masters in Mathematics and Statistics and holds
					a Post-Graduate Diploma in Finance and Marketing from
					Bangalore University.
Venky Raman	63			Venky Raman has served as the CEO of Pentafour
					Software Solutions, Inc in Cerritos, California, since
					May of 2000.  From 1996 to 1999 he served as CEO of
					HCL Perot Systems and from 1960 through 1995, he held
					numerous managerial positions at IBM in India,
					 Afghanistan, Canada, Australia and Singapore.
John Hyde	59	1999		John Hyde joined Film Roman as President and CEO in
					December 1999. Mr. Hyde is CEO and the principal of
					Producers Sales Organization, which holds investments
					 in film negatives, film and television rights, a music
					library and agricultural real estate. Mr. Hyde was the
					Trustee, General Manager and FCC license holder for
					KADY-TV from July 1996 through the sale of the
					television remained as Trustee to disburse the funds
					from the sale. From August 1994 through July 1998,
					 Mr. Hyde was Trustee and CEO of Cannon Pictures,
					 Inc. and Cannon Television Inc. Mr. Hyde was CEO
					of MCEG Sterling, Inc. from December 1990 through
					December 31, 1995, at which time MCEG was part of a
					three-way merger with station in July 1998, since which
					 time Mr. Hyde has Orion Pictures, Inc. and Actava
					Group, Inc. Prior to his term at MCEG, Mr. Hyde held
					numerous senior executive positions in the
					entertainment industry. Mr. Hyde graduated from New
					York University in 1963.


			Year First
			Elected or
			Appointed
Name		Age	a Director		Principal Occupation
-------		-----	--------------	----------------------------
Nominees
Continued:
Robert Cresci	57	1995		Mr. Cresci has been a Director of Film Roman since
					 August 1995 and has been a Managing Director of
					Pecks Management Partners Ltd., an investment
					management firm, since September 1990. Mr. Cresci
					currently serves on the board of directors of  Sepracor,
					 Inc., Aviva Petroleum, Quest Education Corporation,
					Candlewood Hotel Co., Castle Dental Inc., JFax.Com,
					 Inc., Seracare Inc., E-Stamp Corporation and several
					private companies.
Dixon Q. Dern	72	1995		Mr. Dern has been a director of Film Roman since
					August 1995.  Mr. Dern has practiced entertainment
					law for over 40 years and currently owns and operates
					his own private practice, which specializes in
					entertainment, copyright and communications law.
					Mr. Dern also serves as Secretary of the Company.
Phil Roman	71	1996		Mr. Roman served as the Company's Chief Executive
					Officer, and a Director, from the founding of the
					Company until February 5, 1999.  Phil Roman began his
					animation career in 1955 at The Walt Disney Company
					as an assistant animator on Sleeping Beauty.  Over the
					 next 30 years, Mr. Roman worked at many of the major
					studios, including MGM Animation and Warner
					Brothers Cartoons.  Mr. Roman has also directed 13
					Emmy-nominated Charlie Brown specials.  Since his
					departure as Chief Executive Officer, Mr. Roman
					has worked at his new company, Phil Roman
					Entertainment, located in Studio City, California.

The final director nominee will be selected by Pentamedia in advance of the mailing of this Proxy Statement to stockholders, however the identity of this director nominee is not known as of the mailing of this Proxy Statement to the S.E.C. The final director nominee will be included in the Proxy Statement when mailed to stockholders, and his disclosure will be as detailed as those nominees listed above.

Board Meetings and Committees

	The Board of Directors held four meetings during fiscal 2000. No director attended less than 75% of all the meetings of the Board of Directors and those committees on which he served in fiscal 2000. The Board of
Directors has held one meeting in fiscal 2001 to date.

Audit Committee

	At the beginning of the year ended December 31 2000, the Audit Committee consisted of Mr. Cresci, who served as chairman, Mr. Mainstain and Mr. Villanueva. On June 14, 2000 Mr. Mainstain became chair of the
Audit Committee.  On June 15, 2000, Mr. Villanueva was replaced by Mr.
Tisch. Each member of the Audit Committee is an "independent director" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers'
 listing standards.  The charter for the Audit Committee is attached as Annex
A.

	As directed by the Board, the function of the Audit Committee includes reviewing, monitoring and making recommendations to the Board with respect to: (a) the policies and procedures of the Company and management in maintaining the Company's books and records and furnishing necessary information to the Company's independent auditors, (b) the adequacy and implementation of the Company's internal accounting controls, (c) the adequacy and competency of the accounting related personnel, (d) the audit reports submitted by the independent auditors and taking such action in respect of such reports as the Audit Committee deems appropriate and (e) annually recommending the engagement of the Company's independent public accountants as auditors of the books, records and accounts of the Company. Four meetings of the Audit Committee were held during fiscal 2000.

Compensation Committee

	During fiscal 2000, the Compensation Committee of the Board of Directors was composed of Dr. Draper and Mr. Villanueva until Dr. Draper's resignation from the Board on September 29, 1999, at which time Mr.
Villanueva assumed the role of chairman and Mr. Mainstain was appointed a member of the Committee. On February 8, 2000, the Board reconstituted the Compensation Committee, which consisted of Mr. Villanueva (acting as chair) and Mr. Leonard Grossi, until his resignation from the Board on April 19, 2000.
 On June 14, Mr. Medavoy joined the Compensation Committee.  During fiscal
 2000 the Compensation Committee held several telephonic conference meetings with all members present.

Compensation of Directors

	For fiscal year 2000 all Non-Employee Directors received $18,000 as compensation for serving on the Board of Directors, $1,000 for attendance at each meeting of the Board of Directors, $500 for attendance at each meeting of a committee of the Board of Directors and an option to purchase 5,000 shares of Common Stock, pursuant to the 2000 Stock Option Plan.
Additionally, each newly elected Non-Employee Director will receive options under the Company's 2000 Stock Option Plan to purchase 25,000 shares of Common Stock shares as a one-time grant upon such director's initial election to the Board. The Board of Directors has decided to accelerate the vesting of the stock options granted to John Hyde, Dixon Dern and Peter Mainstain, effective upon closing of the Transaction with Pentamedaia


		COMPENSATION COMMITTEE REPORT

Compensation Committee Interlocks and Insider Participation:

	As of the date of this Compensation Committee Report, January 22, 2001, the Compensation Committee of the Board of Directors was comprised of Mr. Villanueva, who chaired the Compensation Committee, and Mr. Medavoy. No executive officer of the Company either served in 2000 or now serves as a member of the board of directors or the compensation committee of any entity, which has one or more executive officers who serve on the Board or are members of the Compensation Committee.

			*****


	The Compensation Committee of the Board of Directors serves as an advisory committee to the Board and is responsible for reviewing the compensation of the senior management team and for making recommendations regarding compensation.

Compensation Philosophy:


	The Compensation Committee's philosophy is to provide sufficient compensation to attract, motive and retain skilled management while linking that compensation to corporate performance and increases in stockholder wealth where possible. With the assistance of the Chief Executive Officer, the Compensation Committee determines the compensation of the executive officers based on its evaluation of the Company's overall performance, primarily based on the Company's operating performance compared with the Company's operating plan, and the current market for executives. The Compensation Committee also considers various qualitative factors such as the extent to which the executive officer has contributed to forming a strong management team the growth and development of proprietary and fee-for-services programming and other factors, which the Compensation Committee believes are indicative of the Company's ongoing ability to achieve its long-term growth and profit objectives. With respect to each executive, the Compensation Committee focuses on that individual executive's area of responsibility and his or her contribution toward achieving corporate objectives.


Compensation Program:


	Consistent with achieving the Company's long-term objectives, executive compensation packages are generally comprised of two omponents:
 base compensation and stock options. The base compensation portion of the compensation package is determined by considering such factors as breadth of responsibility, areas of expertise and experience, and comparable compensation in the industry. As is the custom in the industry, most of the senior management team is under some form of employment contract with the Company. The stock option incentive portion of the compensation package has been implemented through the Company's Stock Option Plan. Each member of the senior management team has been granted options, which are intended to provide each individual with a strong economic interest in the appreciation of the stock price. The 2000 Plan, as amended, permits the Board to grant options to other key employees to provide similar incentives. A number of key employees have been granted such options. While the Compensation Committee might consider performance bonuses in the event of exceptional contributions to enhance corporate performance, no such consideration was made in 2000.



	Mr. Pritchard served as the Company's President and Chief
Executive Officer during most of fiscal 1999 at a base salary of $300,000 per annum. His employment with the Company terminated on or about September
 15, 1999. As a result of a settlement with Mr. Pritchard in December 1999, Mr. Pritchard received, in January 2000, a severance payment of $75,000, plus forgiveness of debt amounting to $120,000, including principal plus interest thereon, in consideration for which, in addition to general releases, Mr. Pritchard released any claim with respect to stock options theretofore granted to him.


	Also, in December 1999, the Company amended the employment agreement for Mr. Vein, Executive Vice President-Business and Legal Affairs
 of the Company, to extend its term through December 31, 2000. Mr. Vein's salary was amended to (a) $235,000 per annum for the period from January
 1, 1999 to August 3, 1999, (b) $250,000 per annum for the period from August 4, 1999 to August 3, 2000 and (c) $275,000 per annum for the period from August 4, 2000 to December 31, 2000. During fiscal 1999, the Compensation
 Committee authorized and the Company granted to Mr. Vein an option to purchase 75,000 shares of Common Stock at $1.4375 per share pursuant to a grant dated as of December 17, 1998. On October 1, 2000, the Company and
Mr. Vein mutually agreed that Mr. Vein's employment would be terminated.
  The Company and Mr. Vein subsequently entered into an agreement pursuant to which Mr. Vein would be engaged as a consultant by the Company until December 31, 2000.

	On December 9, 1999, the Board of Directors concluded an agreement with Producers Sales Organization to furnish the services of Mr. Hyde as the President and Chief Executive Officer of the Company for a term commencing as of that date and continuing through December 31, 2001. The Company also has an option to extend Mr. Hyde's engagement as President and Chief Executive Officer through December 31, 2002 or, at its election, to retain Mr. Hyde's services during that period only as a consultant and member of the Board of Directors. The base compensation payable to Mr. Hyde is $250,000 per annum through fiscal 2000, $275,000 for fiscal 2001 and $300,000 for fiscal
2002, if the Company elected to retain his services as President and Chief
 Executive Officer during fiscal 2002. In addition, the Company agreed to grant Mr. Hyde options to purchase 500,000 shares of the Common Stock of
Company.  In connection with this agreement, the Company granted Mr.
Hyde an option to purchase 100,000 shares at an exercise price of $2.125 per share in December 1999 and an option to purchase 400,000 shares at an exercise price of $1.5625 per share in fiscal 2000.


	On January 31, 2001, Film Roman and Producers Sales Organization entered into a new agreement to extend Mr. Hyde's employment at Film
Roman, effective upon closing of the Transaction with Pentamedia.  Under the new agreement, Mr. Hyde will continue to serve as President and Chief
Executive Officer of Film Roman for five years from the effective date. As compensation, Mr. Hyde will receive a signing bonus of $25,000, and will receive $325,000 for the first contract year, $375,000 for the second contract year, $425,000 for the third contract year, $475 for the fourth contract year, and $525,000 for the fifth contract year. Mr. Hyde will also receive an additional option to purchase 200,000 shares of the Company's common stock. The exercise price for these options will be the market price as of the close of market on the date immediately preceding the date of the grant. The option grant has a 10-year term and will vest in quarterly increments over the next three years. The Company may terminate Mr. Hyde for cause, which includes: (a) the conviction of a felony or crime involving moral turpitude, (b)
 gross negligence or willful malfeasance, (c) the failure to adhere to Board policies or the Company's business plan and such failure is not cured within five business days of notice of such failure or (d) any other material breach not cured within five business days after notice. If the Company terminates Mr. Hyde without cause or Mr. Hyde dies, the Company must pay all remaining compensation, and all compensation owing as of the date of death, respectively. Upon closing of the Transaction with Pentamedia, Mr.
 Hyde's previous option grants, totaling 500,000 shares, will become entirely vested under the change of control provisions of his December 9, 1999 employment agreement.


	To the extent readily determinable and as one of the factors in its consideration, the Compensation Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights, qualification of the Compensation Committee and other factors. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of ompensation. For these and other reasons, the Compensation
 Committee will not necessarily limit executive compensation to that amount deductible under section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

January 22, 2001

BY THE COMPENSATION COMMITTEE

Daniel D. Villanueva, Chair

EXECUTIVE COMPENSATION

Summary Compensation Table

	The following table sets forth, as to the Chief Executive Officer and each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years.


	SUMMARY COMPENSATION TABLE

					Annual Compensation	               Long Term Compensation
					-------------------		---------------------------
                                                                                Number of
                              Fiscal Year                                       Securities
Name and Principal            Ended                                             Underlying
Position                      December 31         Salary         Bonus          Options (1)      All Other Compensation
----------------              --------------      -------         ------        -------------    -----------------------
John Hyde                     2000                $255,999                      400,000                       $8,759.67  (6)
Chief Executive Officer       1999                $14,423   (3)
and President

Jon F. Vein (4)               2000                $222,373.44                      5,000               $2,125   (2)
Former Executive Vice         1999                $247,000.44                                       $2,000   (2)
President Business            1998                $229,039                     177,500   (5)            $2,000  (2)
and Legal Affairs

Hubert T. Smith                2000                $122,461.47                       5,000            $1,314.85 (2)
Jr.Vice President Of          1999                $42,923.10  (9)
 Business Affairs

Joan Thompson                 2000                $117,100                         10,000                   $945    (2)
Vice President of             1999                $ 94,988.54                       5,000                    $928.55   (2)
Finance                       1998                $ 86,478.62                                            $1,080.86   (2)


William A. Shpall (4) (7)     2000                $251,423                                                 $2,125    (2)
Former Chief Operating        1999                $286,961.92                                            $2,000
Officer                        1998                $  63,462    (8)                 200,000                 $2,000

John Francis                 2000               $125,000.23                                               $1,322.20 (2)
Vice President of           1999               $104,541.90                                             $1,253.24 (2)
Recruiting	                    1998             $  98,906                                                 $1,236.53 (2)


(1)	The securities underlying the options are shares of Common Stock

(2)	Represents contributions pursuant to the Company's 401(k) profit
	sharing plan for each individual listed in the table.

(3)	Mr. Hyde was appointed Chief Executive Officer and President of the
	Company in December 1999. Amount reflects salary earned in 1999, but paid in 2000.


(4)	Effective April 18, 2000, Mr. Vein was appointed Chief Operating Officer
	in place of Mr. Shpall. On October 1, 2000, the Company and Mr. Vein agreed that his employment would be terminated. Mr. Vein served as a consultant to the Company until December 31, 2000.

(5)	Includes options to acquire 75,000 shares issued in December 1998, the
	 replacement of options to acquire 62,500 shares that were previously granted to Mr. Vein and canceled pursuant to the Exchange Program and options to acquire 40,000 shares issued simultaneously with such replacement.


(6)	Represents reimbursement of health and disability insurances.

(7)	Effective March 1, 2000, Mr. Shpall is no longer the Chief Operating
 	Officer. He acted, however, as a consultant to the Company until September 30, 2000.


(8)	Mr. Shpall began employment with the Company in September 1998 and
 	his annual base salary for his first year of employment was $275,000.

(9)	Mr. Smith began his employment with the Company on July, 7, 1999.

Option Grants in Last Fiscal Year

	The following table sets forth certain information regarding grants of stock options made to the Named Executive Officers during the year ended December 31, 2000, including information as to the potential realizable value of such options at assumed annual rates of stock price appreciation for the 10-year option terms.

									Potential Realizable
									Value at Assumed
									Annual Rates of
									Stock Price
									Appreciation for
									Option Term (1)
									-------------------------

		Individual Option Grant
		 --------------------------------
				Percent of
		Number of	Total
		Shares		Options
		Underlying	Granted to	Exercise
Name and		Options		Employees 	 Price Per	Expiration
Principal Position	Granted (2)	In Period (3)	 Share	Date		5%	10%
------------------	-----------		-------------		--------	--------		---	---

John Hyde	400,000		72.1%		$1.5625	1/03/10		$393,059	$996,089
Chief Executive
Officer
and President


(1)	The potential realizable value assumes a rate of annual compound
	stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.


(2)	The securities underlying the options are shares of Common Stock.

(3)	Options covering an aggregate of 635,000 shares were granted to
	eligible persons during the fiscal year ended December 31, 2000.


401(k) Profit Sharing Plan

	The Company has a defined contribution 401(k) Profit Sharing Plan which covers substantially all of its employees. The plan became effective on January 1, 1991 and was amended effective January 1, 1992. Under the terms of the plan, employees can elect to defer up to 15% of their wages, subject to certain Internal Revenue Service limitations, by making voluntary contributions to the plan. Additionally, the Company, at the discretion of management, can elect to match up to 100% of the voluntary contributions made by its employees. For the years ended December 31, 1998, 1999 and 2000, the Company contributed $125,818, $167,881 and $180,395.45, respectively, to the plan on behalf of its employees.


Stock Options Held at Fiscal Year End

	The following table sets forth, for each of the Named Executive Officers, certain information regarding the number of shares of Common Stock underlying stock options held at fiscal year end and the value of options held at fiscal year end based upon the last reported sales price of the Common Stock on the Nasdaq Stock Market's Small Cap Market on December 31, 2000 ($0.32 per share). During fiscal 2000, no options were exercised by any Named Executive Officer.

		AGGREGATED FISCAL YEAR-END OPTION VALUES

		Number of Securities 		Value of Unexercised in-the-
		Underlying Unexercised 		Money Options at December
		Options at December 31, 2000		   31, 2000 (1)


Name                          Exercisable Unexercisable          Exercisable Unexercisable
------                         ------------------------                ------------------------
John Hyde                          166,671        333,329             	0               0
Jon F. Vein                        187,500        0                        0              0
Joan Thompson                      5,000         10,000                  0               0
Hubert T. Smith Jr.                1,000         4,000                   0               0
William A. Shpall                  200,000        0                      0               0
John Francis                       0              0                       0              0

(1)	Amounts represent the difference between the aggregated exercise
	 price of unexercised options and the $0.32 closing sale price of the Common Stock on the Nasdaq Small Cap Market on December 31,
	2000.


Employment Contracts

	The Company or Film Roman, Inc., a California corporation and a wholly-owned subsidiary of the Company ("Film Roman California") has entered into the following employment agreements with the Named Executive
 Officers:

	Mr. Hyde. On December 9, 1999, the Company contracted for the services of John W. Hyde as the Company's Chief Executive Officer and
President with Producers Sales Organization ("PSO"), which is owned by Mr.
 Hyde. Under the terms of this agreement, Mr. Hyde will serve in these capacities until December 31, 2002, unless the Company chooses to have Mr. Hyde serve as a consultant during calendar year 2002. As compensation for his services, the Company will pay an annual base salary of $250,000 through December 31, 2000, $275,000 for calendar 2001 and $300,000 for calendar 2002, unless Mr. Hyde serves as a consultant in which case the Company will pay an amount equal to the annual base fee and meeting fees then in effect for non-employee directors.  The Company can terminate Mr. Hyde for cause, which includes: (a) the conviction of a felony or crime involving moral turpitude, (b) gross negligence or willful malfeasance, (c) the failure to adhere to Board policies or the Company's business plan and such failure is not cured within five business days of notice of such failure or (d) any other material breach not cured within five business days after notice. If the Company terminates Mr. Hyde without cause or Mr. Hyde dies, the Company must pay all remaining compensation, subject to reduced sums during 2002, and all compensation owing as of the date of death, respectively.

	In addition, the Company received a right of first offer on any PSO property, subject to one exception, that PSO determines to sell or license. If the parties cannot agree on terms within 45 days, PSO is free to negotiate with third parties. PSO, however, must give the Company a right of last refusal if PSO proposes to enter into an agreement of equal or lesser terms than the Company's last offer.


	Mr. Hyde also received two options to purchase Common Stock as follows: 100,000 shares of Common Stock at $2.125 per share and 400,000 shares of Common Stock at $1.5625 per share. Both grants have a 10-year term.

	On January 31, 2001, Film Roman and Producers Sales Organization entered into a new agreement to extend Mr. Hyde's employment at Film
Roman, effective upon closing of the Transaction with Pentamedia. Under the new agreement, Mr. Hyde will continue to serve as President and Chief Executive Officer of Film Roman for five years from the effective date. As compensation, Mr. Hyde will receive a signing bonus of $25,000, and will receive $325,000 for the first contract year, $375,000 for the second contract year, $425,000 for the third contract year, $475 for the fourth contract year, and $525,000 for the fifth contract year. Mr. Hyde will also receive an additional option to purchase 200,000 shares of the Company's Common
Stock. The exercise price for these options will be the market price as of the close of market on the date immediately preceding the date of the grant. The option grant has a 10-year term and will vest in quarterly increments over the next three years. The Company can terminate Mr. Hyde for cause, which includes: (a) the conviction of a felony or crime involving moral turpitude,
 (b) gross negligence or willful malfeasance, (c) the failure to adhere to Board policies or business plan and such failure is not cured within five business days of notice of such failure or (d) any other material breach not cured within five business days after notice.  If the Company terminates Mr. Hyde without cause or Mr. Hyde dies, the Company must pay all remaining compensation, and all compensation owing as of the date of death, respectively. Upon closing of the Transaction with Pentamedia, Mr. Hyde's previous option grants, totaling 500,000 shares, will become entirely vested under the change of control provisions of his December 9, 1999 employment agreement.


	Mr. Vein. On December 31, 1999, Film Roman California and Jon F.
Vein executed an employment agreement, replacing Mr. Vein's previous employment agreement that expired in August 1999. Under the terms of this two-year agreement, Mr. Vein will serve as Executive Vice resident--Business and Legal Affairs and will receive an annual salary of $235,000 for the period from January 1, 1999 through August 3, 1999, $250,000 from August 4, 1999 to
 August 3, 2000 and $275,000 for the remainder of the term of the agreement.

	Under the employment agreement, Mr. Vein is entitled to receive bonuses with respect to the project entitled "There Goes the Neighborhood." Under Mr. Vein's original employment agreement, he received options to purchase a total of 62,500 shares of the Company's Common Stock at an exercise price of $8.00 per share. In June 1998, Mr. Vein surrendered these options and received options to acquire 62,500 new shares with an exercise price of $1.438 per share and also received an additional option to acquire 40,000 shares at $1.438 per share. Mr.Vein also received an option to purchase 75,000 shares at $1.4375. On October 1, 2000, the Company and Mr. Vein mutually agreed that Mr. Vein's employment would be terminated. The Company and Mr. Vein subsequently entered into an agreement pursuant to which Mr. Vein would be engaged as a consultant by the Company until December 31, 2000.

	There is no employment agreement between Film Roman and Joan Thompson. Ms. Thompson is an at will employee.


	Mr. Smith. On July 6, 1999, Film Roman and Mr. Smith entered into an employment agreement, pursuant to which, Mr. Smith would serve as Director of Business and Legal Affairs for one year at a salary of $90,000. Film Roman exercised an option to extend this agreement for another one-year period at a salary of $100,000.


	There is no employment agreement between Film Roman and John Francis. Mr. Francis is an at will employee.

	Mr. Shpall. Effective September 30, 1998, Mr. Shpall and Film Roman California entered into a two-year employment agreement. Pursuant to the terms of the agreement, Mr. Shpall serves as the Company's Chief Operating Officer, and Film Roman California paid Mr. Shpall an annual base salary equal to
 $275,000 during his first year of employment and $300,000 during his second year of employment. In February 2000, the Company and Mr. Shpall mutually agreed that Mr. Shpall's employment would be terminated. The Company and Mr. Shpall subsequently entered into an agreement pursuant to which Mr. Shpall would be engaged as a consultant by the Company until September 30, 2000.

		PERFORMANCE GRAPH

	The following graph sets forth the percentage change in cumulative total stockholder return of the Company's Common Stock during the last five fiscal years, compared with (a) the Standard & Poor's 500 Composite Index ("S&P 500 Index") and (b) the Standard & Poor's Entertainment Index ("S&P Entertainment Index"). The graph assumes that $100 was invested on December 31, 1996 in Film Roman stock or on December 31, 1996 in the indexes and assumes reinvestment of dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                                   FILM ROMAN          S&P                          S&P
                                       INC.            500                    ENTERTAINMENT

12/31/96                              100                    100                     100
12/31/97                              22                     131                     145
12/31/98                              20                     166                     196
12/31/99                              20                     198                     228
12/31/00                              4                      178                     194

	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
			AND MANAGEMENT

	The following table sets forth as of January 31, 2001 certain information relating to the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned.

	Unless otherwise noted, the address of each of the Company's officers and directors is 12020 Chandler Blvd., Suite 200, North Hollywood, California 91607.

                               Number of Shares of
                               Common Stock
Name and Address              Beneficially Owned (1)        Percent (1)
-----------------             -----------------------       ----------
Pecks Management              1,198,993                     14.0%
Partners Ltd. (2)
John Hyde (3)                 258,337                       2.9
Hubert Smith (4)              1,000                         *
Joan Thompson (5)             7,000                         *
John Francis                  0                             *
Robert J. Cresci (6)          1,238,993                     14.4%
Dixon Q. Dern (7)             55,100                        *
Peter Mainstain (8)           69,200                        *
Michael Medavoy (9)           30,000                        *
Steve Tisch (10)              30,000                        *
Danny Villanueva(11)          35,000                        *
Phil Roman (Including Anita   3,003,650                     35.1%
 Roman)
All Directors and Executive   1,724,630                     19.1%
 Officers as a group (11 persons)

* Less than one percent.

(1)	Under Rule 13d-3 of the Exchange Act, certain shares may be
	 deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the
	percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these
	 acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at January 31, 2001.


(2)	Based on information received from Pecks Management Partners
	Ltd. Pecks Management Partners Ltd. has sole voting power and sole dispositive power with respect to all 1,198,993 shares. The mailing address for Pecks Management Partners Ltd. is One
	Rockefeller Plaza, New York, New York 10020.

(3)	Includes 208,337 shares issuable upon exercise of outstanding
	options.

(4)	Includes 1,000 shares of Common Stock, which may be acquired
	 upon exercise of employee stock options, which are currently exercisable.

(5)	Includes 7,000 shares of Common Stock, which may be acquired
	upon exercise of employee stock options, which are currently exercisable.

(6)	Includes 1,198,993 shares held by pension trusts and a pension fund
	 which are managed by Pecks Management Partners Ltd. and for which Mr. Cresci disclaims beneficial ownership and 40,000 shares
	 of Common Stock, which may be acquired upon exercise of stock options, which are currently exercisable. The mailing address for Mr. Cresci is c/o Pecks Management Partners Ltd., One Rockefeller Plaza, New York, New York 10020.


(7)	Includes 55,000 shares of Common Stock, which may be acquired
	upon exercise of stock options, which are currently exercisable. The
	 mailing address for Mr. Dern is 1901 Avenue of the Stars, Suite 400, Los Angeles, California 90067.


(8)	Includes 55,000 shares of Common Stock, which may be acquired
	upon exercise of stock options, which are currently exercisable. The mailing address for Mr. Mainstain is c/o Tanner, Mainstain, Hoffer
	 & Peyrot, 10866 Wilshire Boulevard, 10th Floor, Los Angeles,
	 California 90024.


(9)	Includes 30,000 shares of Common Stock, which may be acquired
	upon exercise of stock options, which are currently exercisable.

(10)	Includes 30,000 shares of Common Stock, which may be acquired
	upon exercise of stock options, which are currently exercisable.

(11)	Represents 35,000 shares of Common Stock, which may be acquired
	upon exercise of stock options, which are currently exercisable.  The
	 mailing address for Mr. Villanueva is c/o Bastion Capital Corporation, 1999 Avenue of the Stars, Suite 2960, Los Angeles,
	 California 90067.


			PROPOSAL 3
APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF
			INCORPORATION

General

	On January 22, 2001, the Board of Directors voted to amend and restate the Certificate of Incorporation, subject to approval by the stockholders, to (1) increase the number of authorized shares of capital stock from 25,000,000 to 50,000,000, (2) to allow stockholders of Film Roman to act by written consent, (3) change the manner of nomination of directors and the formula for assigning directors to Classes, and (4) revoke the supermajority voting provisions concerning amending the Certificate of Incorporation. The Board of Directors has determined it is advisable and in the best interests of stockholders of Film Roman to make the changes described above. A copy of the Amended and Restated Certificate of Incorporation is attached as Annex B to this Proxy Statement.

Increase in the Number of Authorized Shares of Common Stock

	Film Roman's current Certificate of Incorporation authorizes the issuance of a total of 25,000,000 shares of capital stock, consisting of 20,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. The Amended and Restated Certificate of Incorporation will increase the total number of authorized shares to 50,000,000, increase the number of shares of common stock authorized to 40,000,000 and increase the number of shares of preferred stock to 10,000,000.

	On January 31, 2001, an aggregate of 8,565,190 shares of common stock had been issued. As of January 31, 2001, there were 2,157,000 shares of common stock authorized but unissued that are reserved for issuance pursuant to the Company's 2000 Stock Option Plan. On January 31, 2001, there were 9,277,810 authorized, unissued and unreserved shares of common stock.

	The Board of Directors believes that it is in the best interests of Film Roman and its stockholders to increase the number of shares of common stock available to consummate the Transaction with Pentamedia.

Ability of the Stockholders to Act by Written Consent

	Film Roman's current Certificate of Incorporation prohibits its stockholders from taking any action by written consent. All stockholder action must be taken at a stockholders meeting. The Board of Directors has determined that this provision unnecessarily restricts the ability of stockholders to take action. The Amended and Restated Certificate of
 Incorporation will not contain this prohibition.

Change in the Structure of the Board of Directors

	The Board of Directors is currently divided into three classes serving staggered terms. The Board has determined that this structure is no longer advisable. The Amended and Restated Certificate of Incorporation will not classify the Board of Directors or stagger their terms. Directors will serve one-year terms.

Elimination of Super-Majority Voting Provisions

	Film Roman's current Certificate of Incorporation requires the affirmative vote of sixty-six and two-thirds percent of the outstanding shares of voting stock of the corporation in order to alter certain provisions of the Certificate of Incorporation. This requirement was put in place in order to deter the possible acquisition of Film Roman in a transaction unfavorable to Film
Roman shareholders as determined by the Board of Directors. Since the Board of Directors is recommending the approval of the Transaction with
 Pentamedia, there is no longer a need for this provision. The Amended and Restated Certificate of Incorporation will not contain this supermajority requirement.

Required Vote

	The approval of the Amended and Restated Certificate of Incorporation will require the affirmative vote of sixty-six and two-thirds of the voting stock of the Company, voting as a single class.

			PROPOSAL 4
		ELIMINATION OF THE RIGHTS PLAN

Background

	On August 21, 1998, the Board of Directors put into place a Rights Plan. The purpose of the Rights Plan was to deter the possible acquisition of Film Roman in a transaction unfavorable to Film Roman shareholders as determined by the Board of Directors. If such an acquisition were imminent, then pursuant to the Rights Plan, Film Roman would issue preferred stock, which would dilute the value of the shares purchased by the acquirer. The Board of Directors has amended the Rights Plan so that the Transaction with Pentamedia does not trigger the issuance of preferred stock.

Elimination of the Certificate of Determination of the Preferred Stock

	In connection with the creation of the Rights Plan, the Board of Directors filed a Certificate of Determination. The Certificate of Determination set the rights and preferences of the preferred stock which was to be issued if the Rights Plan was activated. After amending the Rights Plan so that the
Transaction with Pentamedia would not trigger the issuance of preferred stock, the Board of Directors eliminated the Certificate of Determination.


Elimination of the Rights Plan

	The Board of Directors believes that following the Transaction with Pentamedia, there will no longer be a need for the Rights Plan. Therefore, the Board of Directors is recommending that the stockholders vote to eliminate the Rights Plan. If the stockholders do not approve the elimination of the Rights Plan, then under the terms of the Stock Purchase Agreement, the Company is required to make a payment which will have the effect of canceling the Rights Plan.

Required Vote

	The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Special Meeting is required to approve this
Proposal 4.

CERTAIN TRANSACTIONS

	Mr. Dern provides legal services to the Company on a regular basis and receives customary fees for such services. In January of 2000, the Company and Mr. Dern entered into an agreement pursuant to which, Mr. Dern will continue to provide legal services to the company on a regular basis in return for an annual retainer fee of $100,000 for the next two calendar years.  Currently, Mr.
 Dern is being paid an additional fee of $10,000 on a monthly basis due to his having assumed an increased amount of responsibility of late. This arrangement exists on a month-to-month basis.

	Effective February 5, 1999, pursuant to the Settlement Agreement, Mr. Roman resigned as an officer, director, chairman of the board of directors, and employee of the Company and/or any of its subsidiaries. Pursuant to the Settlement Agreement, the Company's subsidiary Film Roman, Inc., a California corporation, agreed to pay Mr. Roman $576,135 in 1999 and $50,000 in 2000.
  See "Employment Contracts--Mr. Roman."

	In February 2000, the Company and Mr. Shpall mutually agreed that Mr. Shpall's employment would be terminated. The Company and Mr. Shpall subsequently entered into an agreement pursuant to which Mr. Shpall would be engaged as a consultant by the Company until September 30, 2000.

	On October 1, 2000, the Company and Mr. Vein mutually agreed that Mr. Vein's employment would be terminated. The Company and Mr. Vein subsequently entered into an agreement pursuant to which Mr. Vein would be engaged as a consultant by the Company until December 31, 2000.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

	Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). The SEC has designated specific due dates for such reports and the Company must identify in this Proxy Statement those persons who did not timely file such reports.

	Based solely upon a review of Forms 3, 4 and 5, the amendments thereto, and certain written representations furnished to the Company pursuant to Rule 16a-3(e) of the Exchange Act, the Company believes that, during the fiscal year ended December 31, 2000, its directors and officers, and persons who beneficially own more than 10% of its Common Stock, complied with all applicable filing requirements, except that (i) Mr. Draper failed to file, on a timely basis, a Form 4, (ii) Mr. Mainstain failed to file, on a timely basis, a Form 4, (iii) Mr. Villanueva failed to file, on a timely basis, a Form 5, (iv) Mr. Vein failed to file, on a timely basis, a Form 5, (v) Mr. McNamara failed to file, on a timely basis, a Form 5, (vi) Mr. Mainstain failed to file, on a timely basis, a Form 5, (vii) Mr. Draper failed to file, on a timely basis, a Form 5, (viii) Mr. Cresci failed to file, on a timely basis, a Form 5, and (ix) Mr. Dern failed to file, on a timely basis, a Form 5.

OTHER INFORMATION

	The Board of Directors does not know of any matters to be presented at the Special Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Special Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

STOCKHOLDER PROPOSALS

 	Any stockholder who intends to present a proposal at the 2002 Annual Meeting of Stockholders, for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting, must submit that proposal to the Company at its principal executive offices by January 14, 2002.

ADDITIONAL INFORMATION

	Film Roman is a reporting company and files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC public reference room in Washington DC, New York, New York or Chicago, Illinois. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Film Roman's SEC filings are also available at the SEC's Web site at
 http://www.sec.gov.

SOLICITATION OF PROXIES

	It is expected that the solicitation of proxies will be primarily by mail.  The cost of solicitation by management will be borne by the Company.  The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to those beneficial owners.  Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies.

ANNUAL REPORT ON FORM 10-K

	The company's annual report on form 10-K, which has been filed with the Securities and U.C. Exchange Commission for the year ended December 31, 1999, will be made available to stockholders without charge upon written request to the Company's Chief Financial Officer, 12020 Chandler Boulevard, Suite 200,
North Hollywood, California 91607, U.S.A.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Dixon Q. Dern
Dixon Q. Dern
Secretary

ANNEX A
AUDIT COMMITTTEE CHARTER

The audit committee of Film Roman, Inc. shall consist of three or more non?employee directors who are independent of management, are free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member, and that satisfy further requirements of the SEC and NYSE.

The Committee shall have and may exercise powers of the Board in the management of the business and affairs of the Company in accordance with the following delegated duties and functions, to:

Recommend to the Board of Directors the firm of independent public accountants
 ("Auditors") who shall be ultimately accountable to the Committee and the Board of Directors, after considering the firm's independence, performance, quality of work, and cost, for appointment (or reappointment) as Auditors of the
Company;

Review and evaluate the scope of the audits to be performed and the nature and scope of non?audit?related services provided by the Auditors, and approve the fees therefore;

On an annual basis obtain from the Auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1. Independence Discussions with Audit Committees. In addition, review with the Auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to assure continuing independence of the Auditors;

Review and evaluate the Company's system of internal controls, and recommend to management changes or improvements therein;

Review and evaluate the scope and appropriates of the Company's internal audit function, including its independence, staffing and performance, and recommend to management changes and improvements therein:

Review and evaluate the appropriateness of the internal audit plans for the forthcoming year, including risk assessments and scope of coverage;

Review the financial statements contained in the annual report to shareholders with management and the Auditors to determine that the Auditors are in agreement with the disclosure and content of the financial statements to be presented to the shareholders. Review with management and the Auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of accounting principles and disclosure practices, and discuss any matters brought to the Audit Committee's attention by the Auditors. Also review with management and the Auditors their judgments about the quality, not just acceptability, of accounting principles; the clarity of the financial disclosure practices used or proposed to be used; the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates; and other significant decisions made in preparing the financial statements;

Meet separately with the Auditors and the internal auditor without members of management present;

Review and evaluate significant audit finding, including significant suggestions for improvements in systems and internal controls from the internal auditor and the Auditors;

Review legal and regulatory matters that may have a material effect on the Company's financial statements or related compliance policies;

Obtain the Board of Director's approval of this Charter and review it annually;
 andRoutinely communicate the results of all reviews and meetings with the full Board of Directors;

The Chairman shall have the authority to call meetings as needed. In addition, the Committee shall have the authority to engage such outside legal, accounting, and other advisors as it shall deem necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.
 This is the responsibility of management and the Auditors.

ANNEX B

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FILM ROMAN, INC.


ARTICLE I

	The name of the corporation is Film Roman, Inc.


ARTICLE II

	The address of the registered office of this corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National
Registered Agents, Inc.


ARTICLE III

	The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.


ARTICLE IV

	a)	The Corporation is authorized to issue two classes of
shares to be designated, respectively, "Common Stock" and "Preferred Stock."
  The total number of shares which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares, and the aggregate par value of all shares which are to have a par value is Five Hundred Thousand Dollars
 ($500,000). The total number of shares of Common Stock which the Corporation shall have authority to issue is Forty Million (40,000,000) shares, and the par value of each share of Common Stock is One Cent ($0.01). The total number of shares of Preferred Stock which the Corporation shall have authority to issue is Ten Million (10,000,000) shares, and the par value of each share of Preferred Stock is One Cent ($0.01).

	b)	The Preferred Stock may be issued in one or more series,
 each series to be appropriately designated by a distinguishing letter or title prior to the issue of any shares thereof.

	c)	The Board of Directors is hereby authorized to fix or alter
 the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind Bylaws of the Corporation.


ARTICLE VI

	Notwithstanding Article V hereof, the bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least a majority of the outstanding voting stock of the corporation, voting together as a single class.


ARTICLE VII

	The Board of Directors shall have that number of Directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the Directors or stockholders of the Corporation.


ARTICLE VIII

	Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.


ARTICLE IX

	Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, or by the holders of not less than a majority of the outstanding voting stock of the Corporation, voting as a single class, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of the State of
 Delaware, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.


ARTICLE X

	Each reference in this Certificate of Incorporation to any provision of the
 Delaware General Corporation Law refers to the specified provision of the
General Corporation Law of the State of Delaware, as the same now exists or as it may hereafter be amended or superseded.

ARTICLE XI

	A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under
 Section 174 of the General Corporation Law of the State of Delaware, or
 (iv) for any transaction from which the director derives an improper personal benefit.

	If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the
Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XII

	This Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.


I, THE UNDERSIGNED, being a duly elected and authorized officer of the corporation, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this ____ day of
 __________, 2001.

			_______________________________
				Dixon Q. Dern, Secretary

			FILM ROMAN, INC.
	     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
		              TO BE HELD ON ____________
	                SOLICITED BY THE BOARD OF DIRECTORS

	The undersigned hereby appoints John Hyde and Dixon Dern with full power of substitution to represent the undersigned and vote all of the shares in Film Roman, Inc. which the undersigned is entitled to vote at the Special
Meeting of Stockholders to be held on _______ at_________, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in Film Roman, Inc.'s Proxy Statement , receipt of which is hereby acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.


	You are encouraged to specify you choices by marking the appropriate boxes below, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.


A vote FOR proposals 1,3 and 4  is recommended by the Board of Directors:

1.	To approve the issuance and sale of 12,847,785 shares of common stock to Pentamedia Graphics, Ltd.


[   ]   FOR		[   ]   AGAINST		[   ]   ABSTAIN


2.	To elect nine directors to hold office until the 2002 Annual Meeting of
 Stockholders.

To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.


	FOR		Nominee:
	[__]			John Hyde
	[__]			Dixon Q. Dern
	[__]			Bob Cresci
	[__]			Phil Roman
	[__]			Chandrasekaran Venkatraman
	[__]			Srinivasan Krishnamurthy
	[__]			T.V. Krishnamurthy
	[__]			Venky Raman
	[__]			_________________

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3.	To approve the Amended and Restated Certificate of Incorporation to
 increase the number of authorized shares of capital stock from 25,000,000 to 50,000,000, allow stockholders of Film Roman to act by written consent, eliminate the classes and staggered terms of directors, and revoke the supermajority voting provisions concerning future amendments.

[   ]   FOR		[   ]   AGAINST		[   ]   ABSTAIN

4.	To approve the elimination of the Rights Plan.

[   ]  FOR		[   ]  AGAINST			[   ]  ABSTAIN

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposal 1, 3 and 4.


Dated _________, _____
(Be sure to date Proxy)

____________________    ___________________
Signatures (s)

____________________    ___________________
Print Name (s)

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice
President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. PLEASE DATE THE PROXY.


Even if you are planning to attend the meeting in person, you are urged to sign and mail the proxy in the return envelope so that your stock may be represented at the meeting.

If you have a change of address, please enter it below:

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FILM ROMAN, INC.